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[LOGO]                                                            Exhibit 10.24


                                                 Aetna Inc.
                                                 151 Farmington Avenue
                                                 Hartford, CT  06156-3124



                                                 ELEASE E. WRIGHT
                                                 Senior Vice President
                                                 Corporate Human Resources, RC3A
November 17, 2000                                (860) 273-8371
                                                 Fax:  (860) 560-8721



L. Edward Shaw, Jr.
9 Carriage House Lane
Mamaroneck, NY 10543

Dear Ed:

On behalf of Aetna Inc., I am pleased to offer you the enhanced compensation arrangements on terms as set forth in the attached "Term Sheet" which is incorporated herein by reference.

In consideration of the foregoing, you agree that you will be subject to the Company's Change in Control Excise Tax Policy for Selected Officers (the "Policy"). You have received a memorandum describing the Policy and understand and agree that application of this Policy may cause a reduction in the amount payable to you hereunder and/or a cancellation or delay in the vesting of awards you have received or may receive under the Company's compensation plans and programs (e.g., stock options, ACEShares, etc.) (collectively, the "Compensation Plans"). The terms of the Policy are incorporated herein by reference and shall have the effect of amending any contrary terms of this agreement, any Compensation Plan and any agreement under any Compensation Plan.

If you agree with the terms as set forth, please indicate your acceptance by signing below.

                                    Sincerely yours,

                                    /s/ Elease E. Wright

                                    Elease E. Wright


Accepted and Agreed:



/s/ L. Edward Shaw, Jr.
-------------------------
L. Edward Shaw, Jr.


11-20-00
-------------------------
Date
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                                                                        11-16-00

                        TERM SHEET - L. EDWARD SHAW, JR.


TERM OF EMPLOYMENT AGREEMENT:         Through December 31, 2003

POSITION AND REPORTING RELATIONSHIP:  Executive Vice President and General
                                      Counsel reporting to Chief Executive
                                      Officer

SALARY AND ANNUAL BONUS:              Guaranteed base ($525,000) and guaranteed
                                      annual bonus at target ($420,000) for
                                      performance years 2000 and 2001

OFFICE LOCATION AND TRAVEL:           Up to 2 days per week in NYC office; up
                                      to 30 hours per year of Company-provided air travel, as available, primarily to Long Island (income to be imputed to executive)

OPTION GRANT:                         -  50,000 options

                                      -  not to be vested on change of control;
                                         rollover, with equitable adjustment, to
                                         options on health company stock

                                      -  vesting in three annual installments
                                         with vesting on termination (other than
                                         for misconduct) or on special
                                         retirement after January 1, 2002; one
                                         year exercise period following the
                                         later of active employment or the
                                         conclusion of severance or special
                                         retirement payments described below

1999-2002 ACESHARE GRANT:             9,500 units

FUTURE GRANTS:                        -  Management will recommend to the
                                         Committee on Compensation and
                                         Organization future equity-based awards
                                         on a basis no less favorable than
                                         grants made to similarly-situated
                                         Company executives

SEVERANCE:                            -
                                      -  If terminated by the Company other than
                                         for gross misconduct following the
                                         closing of the ING transaction
                                         described below, continuation of
                                         compensation for 3 years at then
                                         current base salary and target annual
                                         bonus; continued eligibility for health
                                         and dental coverage at employee rates
                                         during same 3 year period

                                      -  On special retirement elected by
                                         executive at any time
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                                         after January 1, 2002, compensation
                                         to be continued at a rate of $472,500
                                         per year of remaining employment
                                         term; continued eligibility for
                                         health and dental coverage at
                                         employee rates through payment period

                                      -  Customary release of
                                         employment-related claims required
                                         for payment of severance or special
                                         retirement benefits

                                      -

ING TRANSACTION:                      Upon the consummation of the
                                      Agreement and Plan of Restructuring
                                      and Merger among ING America
                                      Insurance Holdings, Inc., Aetna Inc.,
                                      et. al. dated as of July 19, 2000,
                                      all undertakings by the Company
                                      hereunder shall be obligations of
                                      Aetna U.S. Healthcare Inc. and its
                                      subsidiaries and executive shall have
                                      no right to bring any claim or action
                                      against ING America Insurance
                                      Holdings, Inc. or any of its
                                      subsidiaries or affiliates.

GOVERNING LAW:                        Connecticut


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